CONFIDENTIAL -- FOR RELEASE 4:05 PM ON THURSDAY, MARCH 21, 2002
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THE READER'S DIGEST ASSOCIATION, INC.
Media: William Adler, (914) 244-7585 william.adler@rd.com
                                     --------------------
Investor Relations: Richard Clark, (914) 244-5425 richard.clark@rd.com
REIMAN PUBLICATIONS LLC                           --------------------
Media: Tom Curl, (414) 423-0100 tcurl@reimanpub.com
                                -------------------


                 READER'S DIGEST TO ACQUIRE REIMAN PUBLICATIONS

      PURCHASE WILL INCREASE U.S. CUSTOMER BASE, ACCELERATE MOVE AWAY FROM SWEEPSTAKES, AND ADD REVENUES OF $300+ MILLION AND EBITDA OF $70+ MILLION

              PUBLISHER OF THE NATION'S NO. 1 COOKING MAGAZINE AND
           LIFESTYLE PUBLICATIONS HAS DEVOTED CUSTOMERS AND A DATABASE
                       OF MORE THAN 32 MILLION INDIVIDUALS

PLEASANTVILLE, N.Y., March 21, 2002--The Reader's Digest Association, Inc. (NYSE: RDA, RDB) today reached a definitive agreement to purchase substantially all of the assets of Reiman Publications LLC, a publisher of cooking, gardening, country lifestyle and nostalgia magazines and books in the United States and Canada. Reiman, based near Milwaukee in Greendale, Wisc., is principally owned by Madison Dearborn Partners Inc., a Chicago investment firm, and senior management of Reiman. The purchase price is approximately $760 million in cash.
         Reiman will contribute revenues to Reader's Digest in excess of $300 million and EBITDA in excess of $70 million, joining QSP and Books Are Fun as high-margin, high-potential units that together will generate about $1 billion in sales. The addition of Reiman will significantly reduce the contribution of sweepstakes promotions to total U.S. revenues.
         The transaction is being funded through committed financing provided by J.P. Morgan and Goldman Sachs. From the first full fiscal year, the company expects the acquisition to be marginally accretive from a GAAP EPS standpoint and significantly accretive for cash EPS, after excluding the non-cash amortization of intangible assets. The transaction has been structured as an asset purchase, which will enable Reader's Digest to achieve significant tax savings over the next 15 years. The company expects the deal to close in the fourth quarter of its fiscal year ending June 30, 2002. The

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acquisition is subject to regulatory approval and other customary conditions, including finalizing financing arrangements.
         "This acquisition is a perfect fit with our growth strategy and will also help reinvigorate our core magazine and Books and Home Entertainment businesses by creating synergies and business expansion opportunities," said Thomas O. Ryder, Chairman and CEO of Reader's Digest. "It will help us distribute our products to new customers, through new marketing channels, while providing an alternate platform for new-product development. The acquisition also will advance our effort to further reduce our dependence on sweepstakes promotions."
         Reader's Digest expects that the acquisition will expand the customer base and product offerings for its Books and Home Entertainment and magazine businesses by strengthening its portfolio of publishing brands. The two companies publish 20 magazines between them and collectively have U.S. databases with more than 80 million customers for magazines, books and other products. The duplication factor is low. Fifty-nine percent of Reiman's database, or 19 million customers, are not Reader's Digest customers.
         "For years I have admired the remarkable work of Roy Reiman and his staff. They have created some of the best-loved affinity magazines in North America," said Ryder. "Reiman has a unique franchise, devoted customers and pre-eminence in the food publishing business. It is a company that started with a terrific editorial and publishing concept, and it keeps building successful new product categories and extensions of its existing product lines."
         Reiman publishes 12 bimonthly magazines with an aggregate circulation of 16 million subscribers. Seven of the magazines are among the top 100 in the United States in circulation. The largest, Taste of Home, is the nation's top-selling food magazine. It has 4.6 million subscribers, more than Bon Appetit, Gourmet, Food & Wine and Cooking Light combined. Taste of Home has been developed into a franchise, leading to magazine spin-offs such as Quick Cooking and Light & Tasty, as well as cookbooks and other ancillary products. Taste of Home traveling cooking schools visit more than 250 cities each year. This fall, there will be a Taste of Home exposition in Milwaukee, with plans

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to expand the consumer show to other cities in 2003. The company also recently signed an agreement to license cookware.
         Other Reiman titles include Country, Country Woman, Birds & Blooms, Reminisce, Farm & Ranch Living, Crafting Traditions and Country Discoveries. Reiman publishes other books and has a mail-order business and a visitors' center that draws more than 150,000 customers and guests a year. Its Web site, www.reimanpub.com, sells a variety of products online.
-----------------
         Reiman generates most of its income from magazines and books sold through direct mail. It has a proprietary database of more than 32 million individuals. The company celebrates traditional American life, appealing to a broad-based audience with a focus on food and country lifestyles. Its products are homespun and inviting. Enthusiastic readers submit stories, recipes and photos for publication in the magazines.
         Ryder said Reiman would bring a new set of assets and skills to help Reader's Digest grow its core U.S. business, and eventually introduce Reiman's low-cost, customer-driven model within Reader's Digest's international footprint.
         Ryder said: "Reiman's database can be used to cross-promote our products. Their customers have at least three characteristics that we look for: they are direct-mail buyers, they buy through non-sweepstakes promotions, and they share similar demographics and values with Reader's Digest customers - which increases the likelihood of success in cross-promotions. Reiman's management has demonstrated exceptional skills in non-sweepstakes direct marketing, and we believe those skills are transferable to Reader's Digest's businesses."
         Reiman has a vast catalog of content, which may be repurposed for use in Reader's Digest books and sold through channels including retail, catalogs, and Books Are Fun sales events. Reader's Digest intends to enhance Reiman's marketing efforts through cross-promotions, list-selection capabilities and supply-chain management. Reiman will be able to access Reader's Digest's U.S. database of more than 50 million customers. Reiman's magazines do not carry advertising, but with Reader's Digest's help they may create special advertising vehicles outside of the magazines.
         Roy Reiman, who founded his company in 1964, said: "Our company and Reader's Digest have a great deal in common. We both have a strong focus on home and

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family, and we have an unusually close relationship with our customers. Over time, as our companies grow, I'm sure we will be able to benefit each other significantly."
         Tom Curl, CEO of Reiman, said: "Up to now, our strength has been launching circulation-driven magazines and offering related products and services in North America. Reader's Digest is a worldwide publisher with the experience to help us pursue international expansion. Perhaps even more importantly, we see opportunities to work together on publications and other projects, applying the two companies' editorial talent and marketing expertise in ways that neither of us could do as well by ourselves."
         Veronis Suhler Stevenson and Goldman Sachs were the financial advisors to Reader's Digest for this transaction, while Reiman and Madison Dearborn Partners were advised by Gruppo Levey and Company and J.P. Morgan.
         The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Revenues were $2.5 billion for the fiscal year ended June 30, 2001. Products include Reader's Digest magazine, the most widely read magazine in the world, published in 19 languages, 48 editions and more than 60 countries. Global headquarters are located at Pleasantville, New York. For information, visit www.rd.com.

This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. Some of these risks and uncertainties include factors relating to the ability to integrate the acquired company's business successfully and realize expected synergies, the continued strength of the acquired company's relationships with its employees, suppliers and customers, and the accuracy of the basis for forecasts relating to the acquired company's business. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences. Reader's Digest does not undertake to update any forward-looking statements.

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